Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

INTRODUCTORY NOTE

On June 18, 2004, WJ Communications, Inc. (the “Company”) completed its acquisition of the wireless infrastructure business and associated assets from EiC Corporation, a California corporation and EiC Enterprises Limited (together “EiC”). EiC designs, develops, manufactures and sells proprietary radio frequency integrated circuits (“RFICs”) primarily for wireless communications products. The Company believes that the addition of EiC’s technical expertise further enhances its strategy of offering customers a leading infrastructure RFIC product portfolio. The aggregate purchase price of the acquisition was $13.7 million which included payments of cash of $10.0 million, the issuance of 737,000 shares of the Company’s common stock valued at $2.5 million and acquisition costs of $1.2 million (including $700,000 paid to a related party for investment banking services in connection with the acquisition). In connection with the acquisition, $1.5 million in cash and 294,118 shares of common stock have been held in escrow as with respect to any indemnification matter under the Purchase Agreement. The outstanding balance of the escrow account less any properly noticed unpaid or contested amounts will be distributed within five days after March 31, 2005. The Company has agreed to file a registration statement no later than six months after the closing registering for resale by the seller of up to 442,882 shares of the Company’s common stock issued in the acquisition. In addition to the closing consideration, EiC may be entitled to further consideration of up to $14.0 million in cash and shares of the Company’s common stock if certain revenue and gross margin targets are achieved by March 31, 2005 and March 31, 2006. The fair value of the Company’s common stock was determined based on the average closing price per share of the Company’s common stock over a 5-day period beginning two trading days before and ending two trading days after the amended terms of the acquisition were agreed to and announced (June 21, 2004). The acquisition was accounted for using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations (“SFAS No. 141”), and accordingly, the assets of EiC were recorded at their estimated fair values at the date of the acquisition with the excess purchase price allocated to goodwill.

The following unaudited pro forma combined condensed consolidated financial statements gives effect to the acquisition by the Company of the wireless infrastructure business and associated assets from EiC using the purchase method of accounting, and the assumptions and adjustments to reflect the allocation of purchase price to the acquired assets of EiC described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements. The pro forma adjustments are based on management’s estimates of the value of the tangible and intangible assets acquired including an independent valuation of intangible assets. The unaudited pro forma combined condensed consolidated balance sheet is based on the audited historical balance sheet of the Company and EiC as of December 31, 2003, and has been prepared to reflect the acquisition as if the acquisition had been consummated on that date. The unaudited pro forma combined condensed consolidated statement of operations combine the audited results of operations of the Company and EiC for the year ended December 31, 2003 as if the acquisition had occurred on January 1, 2003. The unaudited pro forma combined condensed consolidated statement of operations have been prepared excluding acquired in-process research and development of $8.5 million.

The unaudited pro forma condensed combined consolidated financial information has been prepared from, and should be read in conjunction with the historical consolidated financial statements of WJ Communications, Inc. which can be found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2004. EiC’s historical consolidated financial statements for the year ended and as of December 31, 2003 are included elsewhere in this Form 8-K/A filing as Exhibit 99.2. Reclassifications have been made to the historical consolidated statements of operations of EiC for the year ended December 31, 2003 to conform to the Company’s presentation.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not intended to represent what the Company’s financial position is or results of operations would have been if the acquisition had occurred on those dates or to project the Company’s financial position or results of operations for any future period. Since the Company and EiC were not under common control or management for any period presented, the unaudited pro forma combined condensed consolidated financial results may not be comparable to, or indicative of, future performance. These statements do not reflect any additional costs or cost savings resulting from the acquisition.

WJ COMMUNICATIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2003

(In thousands)

	Historical		Pro Forma
	WJCI	EiC	Adjustments		Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,900	$634	$(634	)(a)	$900
			(10,000	)(b)
Short-term investments	49,232	—	—		49,232
Receivables – net	4,559	755	(430	)(a)	4,559
			(325	)(c)
Inventories	2,420	2,131	(93	)(a)	4,136
			(322	)(c)
Other	1,983	761	(761	)(a)	1,983
Total current assets.	69,094	4,281	(12,565)		60,810
PROPERTY, PLANT AND EQUIPMENT, net.	10,504	3,480	(2,356	)(a)	11,628
Goodwill	—	—	1,817	(a)	1,817
Other assets	222	69	131	(a)	422
	$79,820	$7,830	$(12,973)		$74,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,125	$990	$(990	)(a)	$2,803
			(322	)(c)
Accrued expenses	1,421	454	(454	)(a)	2,616
			1,195	(d)
Borrowings under line of credit	—	1,000	(1,000	)(a)	—
Accrued payroll and profit sharing	1,635	—	—		1,635
Accrued workers’ compensation	500	—	—		500
Restructuring accrual	3,665	—	—		3,665
Deferred margin	—	115	(115	)(a)	—
Current portion of long-term note payable	—	500	(500	)(a)	—
Current portion of capital lease obligation	—	87	(87	)(a)	—
Total current liabilities	10,346	3,146	(2,273)		11,219

OTHER LONG-TERM OBLIGATIONS	33,235	313	(313	)(a)	33,235

COMMITMENTS AND CONTINGENCIES	—	—	—		—

STOCKHOLDERS’ EQUITY:
Common stock.	590	16	(16	)(h)	597
			7	(f)
Convertible preferred stock	—	453	(453	)(e)	—
Treasury stock	(13)	—	—		(13)
Additional paid-in capital	180,163	51,444	(51,444	)(e)	182,640
			2,477	(f)
Accumulated deficit	(144,118)	(47,363)	47,688	(e)	(152,618)
			(325	)(c)
			(8,500	)(a)
Deferred stock compensation	(375)	—	—		(375)
Cumulative translation adjustment	—	(193)	193	(e)	(e)
Capital received in advance	—	14	(14	)(e)	(e)
Other comprehensive loss	(8)	—	—		(8)
Total stockholders’ equity	36,239	4,371	(10,387)		30,223
	$79,820	$7,830	$(12,973)		$74,677

See notes to unaudited pro forma combined condensed consolidated financial statements.

WJ COMMUNICATIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(In thousands, except per share amounts)

	Historical		Pro Forma
	WJCI	EiC	Adjustments		Combined
Sales	$26,565	$4,402	$(1,198	)(a)	$28,936

			(833	)(b)
Cost of goods sold	15,495	5,971	(1,426	)(a)	19,813

			(267	)(b)

			40	(c)
Gross profit (loss)	11,070	(1,569)	(378)		9,123
Operating expenses:
Research and development	16,806	—	2,229	(d)	19,035

Selling and administrative	10,210	5,045	(2,229	)(d)	13,026

Amortization of deferred stock compensation(*).	117	—	—		117
Recapitalization merger and other	680	—	—		680
Restructuring reversals	(54)	—	—		(54)
Total operating expenses	27,759	5,045	—		32,804
Loss from operations	(16,689)	(6,614)	(378)		(23,681)
Interest income	755	5	(5	)(e)	645
			(110	)(f)
Interest expense	(117)	(83)	83	(g)	(117)
Other income (loss) – net	1,094	(111)	—		983
Loss before income taxes	(14,957)	(6,803)	(410)		(22,170)
Income tax benefit	647	—	—		647
Net loss	$(14,310)	$(6,803)	$(410)		$(21,523)

Basic and diluted net loss per share	$(0.25)				$(0.37)

Basic and diluted average shares	56,835		737	(h)	57,572

(*) Amortization of deferred stock compensation excluded from the following expenses:
Research and development	$76				$76
Selling and administrative	41				41
	$117				$117

See notes to unaudited pro forma combined condensed consolidated financial statements.

WJ COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.     BASIS OF PRESENTATION

On June 18, 2004, WJ Communications, Inc. (the “Company”) completed its acquisition of the wireless infrastructure business and associated assets from EiC Corporation, a California corporation and EiC Enterprises Limited (together “EiC”). EiC designs, develops, manufactures and sells proprietary radio frequency integrated circuits (“RFICs”) primarily for wireless communications products. The Company believes that the addition of EiC’s technical expertise further enhances its strategy of offering customers a leading infrastructure RFIC product portfolio. The aggregate purchase price of the acquisition was $13.7 million which included payments of cash of $10.0 million, the issuance of 737,000 shares of the Company’s common stock valued at $2.5 million and acquisition costs of $1.2 million (including $700,000 paid to a related party for investment banking services in connection with the acquisition). In connection with the acquisition, $1.5 million in cash and 294,118 shares of common stock have been held in escrow as with respect to any indemnification matter under the Purchase Agreement. The outstanding balance of the escrow account less any properly noticed unpaid or contested amounts will be distributed within five days after March 31, 2005. The Company has agreed to file a registration statement no later than six months after the closing registering for resale by the seller of up to 442,882 shares of the Company’s common stock issued in the acquisition. In addition to the closing consideration, EiC may be entitled to further consideration of up to $14.0 million in cash and shares of the Company’s common stock if certain revenue and gross margin targets are achieved by March 31, 2005 and March 31, 2006. The fair value of the Company’s common stock was determined based on the average closing price per share of the Company’s common stock over a 5-day period beginning two trading days before and ending two trading days after the amended terms of the acquisition were agreed to and announced (June 21, 2004). The acquisition was accounted for using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations (“SFAS No. 141”), and accordingly, the assets of EiC were recorded at their estimated fair values at the date of the acquisition with the excess purchase price allocated to goodwill.

The unaudited pro forma condensed combined financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations. However the Company believes that the disclosures are adequate to make the information not misleading.

2.     PURCHASE PRICE ALLOCATION

The unaudited pro forma combined condensed consolidated financial statements reflect a purchase price of approximately $13.7 million. The fair value of the Company’s common stock was determined based on the average closing price per share of the Company’s common stock over a 5-day period beginning two trading days before and ending two trading days after the amended terms of the acquisition were agreed to and announced (June 21, 2004). The total purchase price of the wireless infrastructure business and associated assets of EiC is as follows (in thousands):

Cash	$10,000
Fair value of WJ Communications, Inc. common stock	2,484
Acquisition costs	1,195
Total purchase price	$13,679

In accordance with SFAS No. 141, Business Combinations (“SFAS No. 141”), the total purchase price was allocated to the tangible and intangible assets of EiC based upon their estimated fair values at the acquisition date with the excess purchase price allocated to goodwill. The Company engaged a third party to prepare a valuation of the intangible assets acquired which the Company utilized to prepare the allocation of the purchase price.  The following table summarizes the components of the total purchase price and the allocation (in thousands):

Property and equipment	$1,124
Inventory	2,038
In-process research and development	8,500
Developed technology	200
Goodwill	1,817
Total purchase price	$13,679

2.     PURCHASE PRICE ALLOCATION (continued)

With the exception of the goodwill and acquired in-process research and development (“IPRD”), the identified intangible assets will be amortized on a straight-line basis over their estimated useful lives, with a weighted average life of approximately five years. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”), goodwill of $1.8 million will not be amortized and will be tested for impairment at least annually in accordance with the Company’s policy on impairment analysis. The amounts contained in the purchase price allocation may change as additional information becomes available regarding the assets acquired. The purchase price allocations are expected to be finalized in the third quarter of 2004. Any change in the fair value of the net assets of EiC will change the amount of the purchase price allocable to goodwill.

A portion of the purchase price, $8.7 million, was allocated to developed and core technology and in-process research and development (“IPRD”). Developed and core technology and IPRD were identified and valued through extensive interviews, analysis of data provided by EiC Corporation concerning developmental products, their stage of development, the time and resources needed to complete them, their expected income generating ability, target markets and associated risks. The income approach method was the primary technique utilized in valuing the developed and core technology and IPRD. Under the income approach, fair value reflects the present value of the projected cash flows that are expected to be generated by the products incorporating the current technologies.

Developmental projects that reached technological feasibility were classified as developed and core technology, and the $200,000 value assigned to developed technology was capitalized to be amortized using the straight-line method over a weighted-average period of five years. Developmental projects that had not reached technological feasibility, and had no future alternative uses were classified as IPRD. The $8.5 million value allocated to projects that were identified as IPRD would be charged to the consolidated statement of operations on the acquisition date and is reflected in the pro forma combined condensed consolidated balance sheet as an addition to accumulated deficit. The pro forma combined condensed consolidated statement of operations do not include the IPRD of $8.5 million as it is considered a non-recurring charge.  The value assigned to IPRD comprises the following projects:  12V heterojunction bipolar transistor (“HBT”) power amplifiers ($1.5 million) and 28V HBT high power amplifiers ($7.5 million).  The value of these projects was determined by estimating the discounted net cash flows from the sale of the products resulting from the completion of the projects, reduced by the portion of the revenue attributable to developed technology and the percentage of completion of the project.

The nature of the efforts required to develop the acquired IPRD into commercially viable products principally relate to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including functions, features and technical performance requirements.  The estimated aggregate cost to complete these projects was $223,000 and $160,000, respectively which is expected to occur during our third quarter of 2004 through our first quarter of 2005. The cost to complete represents the cost to complete development of the underlying process and does not include the cost to develop individual products under these processes.

In valuing the IPRD, the Company considered, among other factors, the importance of each project to the overall development plan, the projected incremental cash flows from the projects when completed and any associated risks. The projected incremental cash flows were discounted back to their present value using an after-tax discount rate of 25%. This discount rate was determined after consideration of the Company’s weighted average cost of capital and the weighted average return on assets. Associated risks include the inherent difficulties and uncertainties in completing each project and thereby achieving technological feasibility, anticipated levels of market acceptance and penetration, market growth rates and risks related to the impact of potential changes in future target markets.

3.     PRO FORMA ADJUSTMENTS

The following adjustments have been reflected in the unaudited pro forma combined condensed consolidated balance sheet as of December 31, 2003:

(a)   To reflect the purchase price allocation described above and eliminate the assets not purchased and liabilities not assumed by the Company.

(b)   To adjust cash and cash equivalents for the cash consideration paid by the Company as part of the acquisition.

(c)   To eliminate pre-acquisition transactions between the Company and EiC.

(d)   To record estimated transaction costs associated with the acquisition.

(e)   To eliminate historical stockholders’ equity of EiC.

(f)    To record the 737,000 shares of the Company’s common stock issued as part of the acquisition.

The following adjustments have been reflected in the unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2003:

(a)   To eliminate sales and cost of sales related to the products not acquired by the Company.

(b)   To eliminate pre-acquisition transactions between the Company and EiC.

(c)   To amortize acquired developed technology of $200,000 resulting from the acquisition using the straight-line method over a weighted-average period of five years.

(d)   To reclassify EiC’s operating expense to conform to the Company’s presentation.

(e)   To eliminate EiC’s interest income earned as the Company did not acquire any of the cash or cash equivalents of EiC.

(f)    To reflect the decrease in interest income resulting from the use of $10.0 million cash to consummate the EiC asset acquisition. A 1.1% interest rate was used to determine the reduction in interest income which approximates the average rate of return on cash and investments of the Company for 2003.

(g)   To eliminate EiC’s interest expense as the Company did not assume any debt of EiC.

(h)   Represents the adjustment to the weighted-average number of shares outstanding for the year ended December 31, 2003 after the issuance of 737,000 shares of the Company’s common stock in the EiC asset acquisition.